UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2011

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No.3, Lane 141, Sec. 3, Beishen Rd., Shenkeng Township, Taipei County 222, Taiwan (R.O.C.)
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 886-2-26624343

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On June 21, 2011, we issued an aggregate of 55,500,000 shares of our common stock at a price of $0.015 per share, to ten (10) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, pursuant to the closing of a private placement, for aggregate gross proceeds of US$850,000.

On June 21, 2011, we issued an aggregate of 34,927,218 shares of our common stock pursuant to debt settlement agreements with twelve (12) individuals. The deemed price of the shares issued was $0.015. We have issued all of the shares to twelve (12) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

On June 21, 2011, we issued an aggregate of 266,667 shares of common stock, at a deemed price of $0.015 per share, of our company to pay a $4,000 finder’s fee pursuant to a finder’s fee agreement between our company and Christian Nielsen. We issued the stock options to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Subscription Agreement
10.2	Form of Debt Settlement Agreement
10.3	Finder’s Fee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ James Wu
James Wu
President

Date: June 30, 2011